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                                                                EXHIBIT 5.1

                                                September __, 1996

Fleetwood Credit Receivables Corp.
22840 Savi Ranch Parkway
Yorba Linda, California 92687

        Re:     Fleetwood Credit 1996-B Grantor Trust
                Asset Backed Certificates
                -------------------------------------

Ladies and Gentlemen:

        I am Vice President and Assistant General Counsel of Associates First Capital Corporation, a Delaware corporation and the parent company of Fleetwood Credit Corp. and in that capacity I have acted as counsel to Fleetwood Credit Receivables Corp., a California corporation (the "Company"), in connection with the issuance and sale by the Company of __% Asset Backed Certificates, Class A and __% Asset Backed Certificates, Class B (collectively, the "Certificates") representing undivided interests in the Fleetwood Credit 1996-B Grantor Trust.

        As such counsel, I have examined originals, or copies identified to my satisfaction as being true copies of originals, of the following documents and have received the following advices:

        1.      Articles of Incorporation of the Company, as now in effect.

        2.      Bylaws of the Company, as now in effect.

        3. Advices of governmental authorities with respect to the corporate status of, and payment of taxes by, the Company in the State of California.
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Fleetwood Credit Receivables Corp.
September __, 1996

        4. The Registration Statement on Form S-1, Registration No. 33-10835 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on August 26, 1996, as amended to date.

        5. Resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the execution and delivery of (i) the Underwriting Agreement between _______________, as underwriters and the Company and Fleetwood Credit Corp., a form of which is being filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement") and
                (ii) the Pooling and Servicing Agreement dated as of September 1, 1996 among The Chase Manhattan Bank, as Trustee (the "Trustee"), the Company and Fleetwood Credit Corp., including the Standard Terms and Conditions of Agreement (Senior/Subordinated), effective September 1, 1996, with respect thereto (collectively, the "Agreement").

        6.      The Underwriting Agreement.

        7.      The Agreement.

        8. Such other documents and records as I have deemed necessary or advisable for the purpose of the opinion set forth below.

        The opinion set forth below relates solely to California and federal law, and I do not purport to be expert as to, nor do I express any opinions as to, the laws of any other jurisdiction.

        I have assumed the due authorization, execution and delivery by the parties other than the Company to the Underwriting Agreement and the Agreement and I have assumed the genuineness of all signatures except those of officers of the Company.

        My opinion expressed below is subject to the qualification that I have not examined the Certificates but rather have examined specimens thereof. In addition, in rendering my opinion expressed below, I have assumed that any state securities laws applicable to the issuance of the Certificates have been complied with.

        Based upon such review, and in reliance thereon, and after consideration of such other legal questions as I have deemed necessary, it is my opinion that, subject to the qualifications and assumptions referred to above, the Certificates, when issued and paid for in accordance with the Underwriting Agreement and the Agreement, will be legally issued, fully paid and non-assessable.


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Fleetwood Credit Receivables Corp.
September ___, 1996


        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Legal Opinions." In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                            Respectfully submitted,


                                            Timothy M. Hayes
                                            General Counsel and Secretary


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